Exhibit 99.1

MySize Inc. engaged by Israeli Postal Service to provide new measuring solutions

April 18th, 2017, Airport City, Israel: MySize Inc. (the “Company”) (Nasdaq: MYSZ, TASE: MYSZ) , developer of proprietary, smartphone measurement applications, announced today a new cooperation agreement has been signed with the Israeli Post. This agreement calls for MySize to supply the Israeli Postal Service (the “Israeli Post”) with two new services.

MySize solution for the courier market, is proprietary to MySize and our goal is to provide a solution to global Courier market. This application will provide a solution to measure all types of packages using only a smartphone. Based on the package size, the user will be quoted a shipping price and picture of the package dimension.

In addition, The Israel Post has developed relationships in the online fashion apparel markets with fashion retailers and contracted with MySize for solutions to ship the correct size with using our "TrueSize" application.

These technology solutions are being developed in accordance with the specific specifications provided by the Israel Post. A team from the Israel Post will be selected to work on this project with MySize staff.

Although this is a joint cooperation agreement, all IP and new patents developed shall remain the property of the MySize.

Once these solutions are developed MySize will provide The Israel Post with a 3 month trial period. Subsequent to the trial period, the Israeli Post will have the service operational for another 3 months at no charge.

At the end of the second 3 months, an agreement shall be finalized by both parties on the commercial terms of this new service for a non-exclusive agreement with the Israeli Post.

Ronen Luzon, CEO of MySize commented "The Israel Postal Service has been developing new delivery innovations since 2016 based upon the exponential growth of the international on-line package shipping industry. We hope the addition of TrueSize and the courier solutions, can lead to additional savings and benefits that The Israel Post can provide their customers."

About the Israel Postal Service:

The Israel Post, formerly the Israel Post Authority is a government owned corporation that has 5,000 employees, 700 Post Office branches and a network of 4,262 mailboxes with 1,000 mail trucks.

About MYSIZE

MySize Inc. (TASE: MYSZ) (NASDAQ: MYSZ) is developing unique measurement technologies based on sophisticated algorithms and cutting edge technology with broad applications including apparel industry, e-commerce, shipping and parcel industry measurement.  This proprietary technology is driven by several patent-pending algorithms which are able to calculate and record measurements in a variety of novel ways. To learn more about MySize, please visit our website. www.mysizeid.com.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements.  All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.  Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections.  Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: an active trading market for our common stock may not develop on NASDAQ; the trading price for our common stock may fluctuate significantly; and the Company will continue to be a "controlled company," as defined under NASDAQ rules, and the interests of our controlling stockholder may differ from those of our public stockholders.  Forward-looking statements also are affected by the risk factors described in the Company's filings with the U.S. Securities and Exchange Commission.  Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.